SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

IMAGEWARE SYSTEMS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-15757	33-0224167
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10815 Rancho Bernardo Road, Suite 310, San Diego, California 92127
(Address of principal executive offices)

(858) 673-8600
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2014, ImageWare Systems, Inc. (the “Company”) and Neal I. Goldman, a director of the Company (the “Holder”), entered into the third amendment (the “Amendment”) to the convertible promissory note previously issued by the Company to the Holder on March 27, 2013 (the “Note”). The Amendment (i) increases the principal amount of the Note from $3.0 million to $5.0 million; (ii) modifies the definition of Qualified Financing to mean a debt or equity financing resulting in gross proceeds to the Company of at least $5.0 million; (iii) permits the Holder to convert up to $2.5 million outstanding principal, plus any accrued but unpaid interest under the Note (the “Outstanding Balance”), into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), for $0.95 per share, the next $500,000 of the Outstanding Balance into shares of Common Stock for $2.25 per share and any remaining Outstanding Balance thereafter into shares of Common Stock for $2.30 per share; and (iv) extend the maturity date of the Note from March 27, 2015 to March 27, 2017.

The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the Amendment, attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.

Date: December 10, 2014	By:	/s/ Wayne Wetherell
Wayne Wetherell
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 3 to Convertible Promissory Note, dated December 8, 2014